                                                                                   Exhibit c-2

                                NEW ENGLAND ENERGY INCORPORATED
                           PRODUCTION AND NET REVENUE - OLD PROGRAM
                             FOR THE YEAR ENDED DECEMBER 31, 1996

                                          Production                        Revenue
                                    -------------------------  ----------------------------------
                                    Oil and
Prospect                            Condensate       Gas        Oil and
  No.          Prospect Name          Bbls.         MCF        Condensate    Gas         Total
--------        -------------       ----------      -----      ----------   -----        ------
62583    Brazo 50-54/37&8/65-7         14,072.16  4,300,303.00   286,662.978,788,515.45 9,075,178.42
62367    HI 21/22/22L/34/50/51          5,114.53  1,927,477.00   103,086.444,592,764.19 4,695,850.63
62479    Main Pass 90/93+4/102+5          155.55  1,078,589.00     2,520.192,665,028.12 2,667,548.31
62289    Main Pass 107/108             13,771.02    854,770.00   278,653.312,093,849.76 2,372,503.07
61410    High Island B270/281           2,561.51    661,791.00    50,911.301,525,387.74 1,576,299.04
61998    High Island A365/A376         29,463.02    406,119.00   571,559.69  972,505.90 1,544,065.59
61898    Eugene Island B 24/27         16,149.00    394,422.00   308,374.14  944,909.45 1,253,283.59
62366    Brazos 400.12.13.435           2,243.68    517,627.00    39,536.68  994,865.21 1,034,401.89
62554    Eugene Island 28              14,554.61    310,245.00   277,866.46  707,099.76   984,966.22
62365    Matagora Island B586/87          263.64    539,928.00     4,945.99  973,328.66   978,274.65
62288    West Cameron Blk 290           1,247.24    456,234.00    23,293.35  935,236.85   958,530.20
53330    Derrick Draw/PDR RIV          49,583.30        659.00   911,658.47    1,687.34   913,345.81
42017    Kildare Smackover T           42,548.80     31,565.00   805,219.74   53,228.09   858,447.83
62582    Brazos 476/491/449               272.97    336,422.00     5,444.04  626,712.80   632,156.84
62493    Eugene Island Blk 208         30,289.78     16,231.00   586,533.46   41,669.72   628,203.18
         Other                        102,744.06    774,210.75 1,725,680.581,439,494.00 3,165,174.58
                                      ---------- ---------------------------------------------------
              Totals                  325,034.87 12,606,592.75 5,981,946.81            27,356,283.04         33,338,229.85
                                      ========== ===================================================
